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                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorportion by reference in the Registration Statement (Form S-8) pertaining to the registration of 500,000 shares of common stock of Arrow Electronics, Inc., issuable pursuant to the Arrow Electronics, Inc. Internet Business Group Strategic Incentive Program, of our report dated February 16, 2000, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
May 18, 2000